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EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

    We consent to the reference to our firm under the caption "Experts" in the Proxy Statement of Westfield America, Inc., and to the incorporation by reference therein of our report dated January 15, 2001, with respect to the financial statements and schedule of Westfield America, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.

August 27, 2001
Los Angeles, California	/s/ ERNST & YOUNG LLP

Ernst & Young LLP

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  EXHIBIT 23.1
CONSENT OF INDEPENDENT AUDITORS